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                                                                  EXHIBIT (11.1)

               THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARIES

   CALCULATION OF PRIMARY NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              (All amounts in thousands, except per share amounts)
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


                                                           Year Ended December 31
                                                        ----------------------------
                                                          1995      1994      1993
                                                        --------  --------  --------
NET EARNINGS APPLICABLE TO COMMON AND COMMON
 EQUIVALENT SHARES:                                     $349,972  $695,725  $124,166

ADJUSTMENT FOR OTHER POTENTIALLY DILUTIVE
 SECURITIES - Interest Savings (net of tax) on
 Convertible Subordinated Debentures as if converted
 at the beginning of the period                                      5,661
                                                        --------  --------  --------
                                                        $349,972  $701,386  $124,166
                                                        ========  ========  ========

AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT
 SHARES OUTSTANDING:
  Average number of common shares outstanding             54,380    59,333    59,021

  Dilutive effect of stock options after
   application of treasury stock method                      913       621       572

  Adjustment of other potentially dilutive
   securities - Dilutive effect of Convertible
   Subordinated Debentures as if converted at the
   beginning of the year                                             2,601
                                                        --------   -------  --------
AVERAGE NUMBER OF COMMON AND COMMON
 EQUIVALENT SHARES OUTSTANDING                            55,293    62,555    59,593
                                                        ========  ========  ========
PRIMARY NET EARNINGS PER COMMON
 AND COMMON EQUIVALENT SHARE                               $6.33    $11.21     $2.08
                                                        ========  ========  ========
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